UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2016

_____________________________________________
MPLX LP
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective as of January 28, 2016, MPLX GP LLC (the “General Partner”), the general partner of MPLX LP (the “Partnership”), executed Amendment No. 2 (the “Amendment”) to the Partnership’s First Amended and Restated Agreement of Limited Partnership, dated as of October 31, 2012, as amended (the “Partnership Agreement”).

The Amendment amends Article VI of the Partnership Agreement to provide that quarterly distributions of Available Cash (as defined in the Partnership Agreement) to the General Partner or the holders of the Incentive Distribution Rights (as defined in the Partnership Agreement) are to be calculated without regard to, and to not take into account, any Available Cash distributed to the holders of Class A Units of the Partnership for so long as the Class A Units issued and outstanding are held by a wholly owned subsidiary of the Partnership.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2, dated as of January 28, 2016, to the First Amended and Restated Agreement of Limited Partnership of MPLX LP, dated as of October 31, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: January 29, 2016	By:	/s/ Nancy K. Buese
Name: Nancy K. Buese
Title: Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

3.1	Amendment No. 2, dated as of January 28, 2016, to the First Amended and Restated Agreement of Limited Partnership of MPLX LP, dated as of October 31, 2012.